Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-Quarter
Financial Results

Company realizes improving profitability driven by adoption of The Manitowoc Way

MANITOWOC, Wis. - August 8, 2016 - The Manitowoc Company, Inc. (NYSE: MTW) today reported second-quarter 2016 sales of $457.7 million, a four percent decrease versus $477.7 million in the comparable period in 2015.
On a GAAP basis, the company reported a net loss of ($4.9) million, or ($0.04) per diluted share, in the second-quarter 2016 versus a net income of $23.3 million, or $0.17 per diluted share, in the second quarter of 2015. The company’s loss from continuing operations in the second-quarter 2016 and 2015 was ($4.1) million and ($6.3) million, respectively.
Non-GAAP adjusted net income from continuing operations, was $5.0 million or $0.04 per diluted share, in the second quarter of 2016 versus a non-GAAP adjusted net loss from continuing operations of ($5.9) million, or ($0.04) per diluted share, in the second quarter of 2015. Adjustments to GAAP results include certain non-recurring items management considers in evaluating operating performance in each period. A reconciliation of GAAP net (loss) income to non-GAAP adjusted net income (loss) for the quarter and year-to-date periods is provided in this press release.
“During the second quarter, our sales were further impacted by a challenging market environment on a number of levels, particularly in Mobile cranes in the Americas. This weakness was in part offset by strength in Tower cranes. While the market conditions are beyond our control, we continue to execute our strategic initiatives by focusing on quality and reliability in all of our products, velocity and innovation, and aligning our cost structure to meet current and future demand levels. Our efforts are paying off. By focusing on items within our control, we tripled our adjusted operating income on flat sales during the first half of the year, underscoring the success of our efforts to drive Lean operating principles using The Manitowoc Way,” commented Barry L. Pennypacker, president and chief executive officer of The Manitowoc Company, Inc.
“As we approach the back half of the year, we expect to see market challenges continue and a similar dynamic in sales with continued strength in Tower cranes more than offset by continued weakness in Mobile cranes. In spite of the positive energy we experienced at bauma this year, it is clear that our customers remain cautious around spending given the ongoing global macro-economic uncertainty. As a result, we have lowered our full-year 2016 sales and operating margin guidance. We are confident, however, that the actions we are taking now to position Manitowoc over the long term will allow us to exit this cycle stronger and poised to deliver significant profit growth and shareholder value creation,” added Pennypacker.
Financial Results
Second-quarter 2016 net sales were $457.7 million versus $477.7 million in the second quarter of 2015, and compared to $427.4 million in the first quarter of 2016. The sequential increase in sales was primarily due to continued strength in towers as a result of robust residential and commercial construction trends, particularly in Western Europe, as well as new product introductions. This improvement was partly offset by ongoing softness in mobile cranes driven largely by depressed oil and gas markets in the U.S.
Adjusted operating income for the second quarter of 2016 was $14.8 million, compared to $15.4 million in the same period last year. This resulted in an operating margin of 3.2 percent for the second quarter of 2016, consistent with 3.2 percent for the second quarter of 2015. Second-quarter 2016 operating margins were positively impacted by structural reductions in force and other operating efficiencies.
Backlog totaled $394 million as of June 30, 2016, down from the first-quarter of 2016 backlog of $502 million. Second-quarter 2016 orders of $349 million decreased from $417 million in the first-quarter of 2016. This represents a second quarter book-to-bill of 0.8.
Restructuring Activities
As mentioned in its press release dated August 8, 2016, The Manitowoc Company, Inc. announced its intent to relocate its crawler crane manufacturing operations from Manitowoc, Wisconsin to Shady Grove, Pennsylvania. This action addresses the company’s strategic imperative of reducing its manufacturing capacity globally. Manitowoc’s crawler business intends to maintain its product engineering and related support functions in the Manitowoc, Wisconsin area. The Manitowoc Company, Inc. will maintain its headquarters in Manitowoc, Wisconsin.

The company expects to recognize cash outflows of approximately $35-50 million in settlement of these expenses by the end of 2017. In addition, the company expects to recognize non-cash charges of approximately $105-120 million. In total, this initiative is expected to generate annualized pre-tax cost savings of $25-30 million.
Cash Flow
Net cash flow from operating activities in the second quarter of 2016 was a use of $16.4 million, which includes continuing and discontinued operations. This compares to a source of net cash flow from operating activities in the second quarter of 2015 of $55.5 million, which also included continuing and discontinued operations. Second-quarter capital expenditures totaled $13.8 million as compared to $14.0 million in the second quarter of 2015.
2016 Guidance
For the full-year 2016, Manitowoc expects:

•	Revenue - down approximately 10% to 12%;

•	Adjusted operating income margins - approximately 1% to 2%;

•	Depreciation - between $45 and $50 million;

•	Amortization expense - between $3 and $4 million; and,

•	Capital expenditures - approximately $45 to $50 million.

Investor Conference Call
On August 9th at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its second-quarter results during an investor conference call. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor relations section of Manitowoc’s website at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2015, Manitowoc’s revenues totaled $1.9 billion, with over half of these revenues generated outside the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
For more information:
Ion Warner
VP, Marketing and Investor Relations
717-593-5266

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2016 and 2015
(In millions, except share data)

INCOME STATEMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$457.7	$477.7	$885.1	$884.4
Cost of sales	369.5	382.8	715.0	714.1
Gross profit	88.2	94.9	170.1	170.3
Engineering, selling and administrative expenses	73.4	79.5	145.8	162.2
Restructuring expense	8.8	0.6	13.2	0.8
Amortization expense	0.8	0.7	1.5	1.5
Other	0.4	(0.1)	1.8	(0.1)
Operating income	4.8	14.2	7.8	5.9
Amortization of deferred financing fees	(0.4)	(1.0)	(1.3)	(2.1)
Interest expense	(9.9)	(24.0)	(19.6)	(47.3)
Loss on debt extinguishment	—	—	(76.3)	—
Other income - net	2.1	2.8	3.2	2.6
Loss from continuing operations before taxes on income	(3.4)	(8.0)	(86.2)	(40.9)
Provision (benefit) for taxes on income	0.7	(1.7)	122.2	(11.2)
Loss from continuing operations	(4.1)	(6.3)	(208.4)	(29.7)
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(0.8)	29.6	(4.0)	44.6

Net (loss) income	$(4.9)	$23.3	$(212.4)	$14.9

BASIC INCOME (LOSS) PER SHARE:
Loss from continuing operations	$(0.03)	$(0.05)	$(1.52)	$(0.22)
(Loss) income from discontinued operations	(0.01)	0.22	(0.03)	0.33
BASIC (LOSS) INCOME PER SHARE	$(0.04)	$0.17	$(1.55)	$0.11

DILUTED INCOME (LOSS) PER SHARE:
Loss from continuing operations	$(0.03)	$(0.05)	$(1.52)	$(0.22)
(Loss) income from discontinued operations	(0.01)	0.21	(0.03)	0.32
DILUTED (LOSS) INCOME PER SHARE	$(0.04)	$0.17	$(1.55)	$0.11

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	137,138,220	136,130,861	136,869,066	135,887,738
Average Shares Outstanding - Diluted	137,138,220	137,985,899	136,869,066	137,431,565

MARGIN ANALYSIS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$457.7	$477.7	$885.1	$884.4
Cost of sales	369.5	382.8	715.0	714.1
Gross profit	88.2	94.9	170.1	170.3
Engineering, selling and administrative expenses	73.4	79.5	145.8	162.2
Adjusted operating income	$14.8	$15.4	$24.3	$8.1
Margin on adjusted operating income	3.2%	3.2%	2.7%	0.9%

MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2016 and 2015
(In millions)

BALANCE SHEET

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and temporary investments	$40.8	$31.5
Restricted cash	16.3	16.9
Accounts receivable - net	189.7	155.7
Inventories - net	499.9	452.6
Notes receivable	58.2	59.7
Other current assets	45.2	43.0
Current assets of discontinued operations	—	254.2
Total current assets	850.1	1,013.6
Property, plant and equipment - net	415.4	410.7
Intangible assets - net	426.2	425.8
Other long-term assets	68.6	182.6
Long-term assets held for sale	5.6	5.5
Long-term assets of discontinued operations	—	1,501.5
TOTAL ASSETS	$1,765.9	$3,539.7
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$395.5	$436.3
Short-term borrowings and current portion of long-term debt	17.2	67.2
Customer advances	9.8	10.3
Product warranties	38.3	35.9
Product liabilities	22.1	21.9
Current liabilities of discontinued operations	—	312.0
Total current liabilities	482.9	883.6
Long-term debt	275.0	1,330.4
Other non-current liabilities	256.7	286.4
Long-term liabilities of discontinued operations	—	219.8
Stockholders’ equity	751.3	819.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,765.9	$3,539.7

CASH FLOW SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(4.9)	$23.3	$(212.4)	$14.9
Non-cash adjustments	16.1	(13.9)	168.2	21.3
Changes in operating assets and liabilities	(25.8)	23.0	(118.4)	(75.8)
Net cash (used for) provided by operating activities of continuing operations	(14.6)	32.4	(162.6)	(39.6)
Net cash (used for) provided by operating activities of discontinued operations	(1.8)	23.1	(63.9)	(40.6)
Net cash (used for) provided by operating activities	(16.4)	55.5	(226.5)	(80.2)
Capital expenditures	(13.8)	(14.0)	(24.7)	(22.5)
Restricted cash	0.4	3.1	0.3	3.3
(Payments) proceeds from sale of fixed assets	(0.3)	3.1	0.9	5.1
Net cash used for investing activities of discontinued operations	—	(3.6)	(2.4)	(7.0)
(Payments) proceeds from borrowings - net	(14.8)	(44.3)	(1,104.8)	108.8
Payments on receivable financing - net	(1.3)	(3.8)	(5.0)	(9.3)
Stock options exercised	0.6	0.5	2.5	3.9
Debt issuance costs	(0.4)	—	(8.3)	—
Cash transferred to MFS	—	—	(17.7)	—
Dividend from MFS	—	—	1,361.7	—
Net cash provided by financing activities of discontinued operations	—	0.2	0.2	0.2
Effect of exchange rate changes on cash	(0.4)	2.8	1.2	(2.6)
Net decrease in cash & temporary investments	$(46.4)	$(0.5)	$(22.6)	$(0.3)

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company's trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of December 31, 2015 was $347.3 million. The company's trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2016 was $111.8 million. The reconciliation of net loss to Adjusted EBITDA is as follows (in millions):

Net loss	$(163.8)
Income from discontinued operations	(86.7)
Depreciation and amortization	62.5
Interest expense and amortization of deferred financing fees	71.3
Costs due to early extinguishment of debt	76.5
Restructuring expense	22.4
Income taxes	90.5
Pension and post-retirement	13.7
Stock-based compensation	7.9
Asset impairment	15.3
Other	2.2
Adjusted EBITDA	$111.8

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company's ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(4.9)	$23.3	$(212.4)	$14.9
Special items, net of tax:
Loss (income) from discontinued operations	0.8	(29.6)	4.0	(44.6)
Early extinguishment of debt	—	—	76.3	—
Restructuring expense	8.1	0.4	12.2	0.6
Separation equity awards	0.5	—	1.9	—
Tax valuation allowance and one time tax items	0.5	—	117.7	—
Non-GAAP adjusted net income (loss)	$5.0	$(5.9)	$(0.3)	$(29.1)

Diluted income (loss) per share	$(0.04)	$0.17	$(1.55)	$0.11
Special items, net of tax:
Loss (income) from discontinued operations	0.01	(0.21)	0.03	(0.32)
Early extinguishment of debt	—	—	0.56	—
Restructuring expense	0.06	—	0.09	—
Separation equity awards	—	—	0.01	—
Tax valuation allowance and one time tax items	—	—	0.86	—
Diluted non-GAAP adjusted net income (loss) per share	$0.04	$(0.04)	$—	$(0.21)